Exhibit 10.4

GUARANTY JOINDER

GUARANTY JOINDER (this “Agreement”) dated as of October 5, 2015, among OLIN CORPORATION, a Virginia corporation (the “Borrower”), BLUE CUBE SPINCO INC., a Delaware corporation (the “New Guarantor”), and SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent for the Lenders referred to below.

Reference is made to the Credit Agreement dated as of August 25, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the subsidiaries of the Borrower that become party to the Credit Agreement pursuant to the terms thereof, the lenders that are party to the Credit Agreement or become party to the Credit Agreement pursuant to the terms thereof and Sumitomo Mitsui Banking Corporation, as Administrative Agent.  Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Credit Agreement requires the New Guarantor to become a party to the Credit Agreement as a “Guarantor” thereunder and the New Guarantor has agreed to execute and deliver this Agreement in order to become a party to the Credit Agreement as a “Guarantor” thereunder.

Each of the Borrower and the New Guarantor represents and warrants that the representations and warranties of the Borrower in the Credit Agreement relating to the New Guarantor and this Agreement are true and correct on and as of the date hereof.

Upon the execution of this Agreement by each of the Borrower, the New Guarantor and the Administrative Agent and the delivery thereof to the Administrative Agent and the delivery to the Administrative Agent of (a) all documentation and other information with respect to the New Guarantor required by regulatory authorities and requested by the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the Act; (b) if requested by the Administrative Agent, an opinion of counsel of the New Guarantor reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby relating to the New Guarantor as the Administrative Agent may reasonably request; and (c) such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the New Guarantor and the authorization of the transactions contemplated hereby relating to the New Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent, the New Guarantor shall be a party to the Credit Agreement and shall constitute a “Guarantor” for all purposes thereof.  The New Guarantor hereby agrees to be bound by all provisions of the Credit Agreement as a Guarantor thereunder.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

OLIN CORPORATION,

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

BLUE CUBE SPINCO INC.,

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

[Signature Page to Guaranty Joinder]

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent,

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

[Signature Page to Guaranty Joinder]